UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Facilities

On December 27, 2018 (the “Closing Date”), Quantum Corporation (the “Company”) and Quantum LTO Holdings, LLC, a Delaware limited liability company and wholly-owned direct subsidiary of the Company (“Quantum LTO”), entered into an amended and restated senior secured revolving credit facility (the “Revolving Credit Facility”) and a senior secured term loan facility (the “Term Loan Facility”).

The loan documents for the Revolving Credit Facility include an Amended and Restated Revolving Credit and Security Agreement (the “Revolving Credit Agreement”), entered into by and among the Company, Quantum LTO, the lenders party thereto, and PNC Bank, National Association, as administrative agent (the “Revolving Agent”) for such lenders, which amends the Company’s existing senior secured revolving credit facility, and pursuant to which the Company may borrow loans up to a maximum principal amount of the lesser of $45.0 million and the amount of the borrowing base. The Company borrowed approximately $4.4 million under the Revolving Credit Facility on the Closing Date.

The loan documents for the Term Loan Facility include a Term Loan Credit and Security Agreement (the “Term Loan Credit Agreement” and together with the Revolving Credit Agreement, collectively, the “Credit Agreements”) entered into by and among the Company, Quantum LTO, the lenders party thereto, and U.S. Bank, National Association, as disbursing and collateral agent (the “Term Loan Agent”) for such lenders. The Term Loan Credit Agreement provides for a senior secured term loan of $150.0 million, drawn on the Closing Date, and a senior secured delayed draw term loan of $15.0 million, to be drawn on or before January 11, 2019. Proceeds under the Term Loan Facility will be used on the Closing Date to repay in full outstanding indebtedness totaling $113.2 million under the Company’s existing term loan credit agreement dated October 21, 2016 and entered into by the Company, Quantum LTO, the lenders party thereto and TCW Asset Management Company LLC.

Advances under the Revolving Credit Agreement designated as “Domestic Rate Loans” and “Swing Loans” will bear interest at a rate per annum equal to the greatest of (i) the prime rate, (ii) the Federal funds rate plus 0.50%, and (iii) the LIBOR Rate based upon an interest period of 1 month plus 1.0%, plus an applicable margin of (A) 3.00% for the period from the Closing Date until the date quarterly financial statements are delivered to the Revolving Agent for the fiscal quarter ending June 30, 2019 and (B) thereafter, ranging from 2.50% to 3.50% based on the Company’s applicable Total Leverage Ratio. Advances under the Revolving Credit Agreement designated as “LIBOR Rate Loans” will bear interest at a rate per annum equal to the LIBOR Rate plus an applicable margin of (A) 4.00% for the period from the Closing Date until the date quarterly financial statements are delivered to the Revolving Agent for the fiscal quarter ending June 30, 2019 and (B) thereafter, ranging from 3.50% to 4.50% based on the Company’s applicable Total Leverage Ratio.

Loans under the Term Loan Credit Agreement designated as “Prime Rate Loans” will bear interest at a rate per annum equal to the greatest of (i) 3.00%, (ii) the Federal funds rate plus 0.50%, (iii) the LIBOR Rate based upon an interest period of 1 month plus 1.0%, and (iv) the “Prime Rate” last quoted by the Wall Street Journal, plus an applicable margin of 9.00%. Loans designated as “LIBOR Rate Loans” will bear interest at a rate per annum equal to the LIBOR Rate plus an applicable margin of 10.00%. The Company can designate a loan as a Prime Rate Loan or LIBOR Rate Loan in its discretion.

The “Maturity Date” under both Credit Agreements is December 27, 2023. The Credit Agreements contain certain customary covenants, including requirements to prepay the loans in an amount equal to 100% of the net cash proceeds from certain assets dispositions, subject to certain reinvestment rights and other exceptions. Amounts outstanding under the Credit Agreement may become due and payable upon the occurrence of specified events, which among other things include (subject to certain exceptions and cure periods): failure to pay principal, interest, or any fees when due; breach of any representation or warranty, covenant, or other agreement in the Credit Agreements; the occurrence of a bankruptcy or insolvency proceeding with respect to the Company or any of its subsidiaries; any “Event of Default” with respect to other indebtedness involving an aggregate amount of $1,000,000 or more; any lien created by the Credit Agreements or any related security documents ceasing to be valid and perfected; the Credit Agreements or any related security documents or guarantees ceasing to be legal, valid, and binding upon the parties thereto; or a change of control shall occur. The Credit Agreements contain financial covenants relating to the fixed charge coverage ratio, minimum EBITDA, the total net leverage ratio and the total leverage ratio. The Term Loan Credit Agreement and related Warrants (as described below) provide the lenders with board observer rights.

Pursuant to each Credit Agreement, the Company granted a lien to the Term Loan Agent and the Revolving Agent, as applicable, in all of the assets now owned or hereafter acquired by any Loan Party including, without limitation: accounts, books, chattel paper, commercial tort claims, deposit accounts, equipment, fixtures, general intangibles, inventory, investment property, intellectual property and intellectual property licenses, equity interests, securities accounts, supporting obligations, money and cash equivalents, and the proceeds and products of each of the foregoing, in each case, subject to certain exceptions.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement and Revolving Credit Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Warrants to Purchase Stock

In connection with the Term Loan Credit Agreement, on December 27, 2018, the Company issued to the lenders under the Term Loan Credit Agreement warrants (the “Warrants”) to purchase 7,110,616 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $1.33 per share. The exercise price and the number of shares underlying the Warrants are subject to adjustment in the event of specified events, including dilutive issuances at a price lower than the exercise price of the Warrants, a subdivision or combination of the Company’s Common Stock, a reclassification of the Company’s Common Stock or specified dividend payments. The Warrants are exercisable until December 27, 2028. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s Common Stock at the time of exercise.

The issuance of the Warrants, and any shares of Common Stock issuable thereunder, are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The Warrants, and any shares of Common Stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Registration Rights Agreement

In connection with the Term Loan Credit Agreement, on December 27, 2018, the Company entered into a registration rights agreement with the holders of the Warrants (the “Registration Rights Agreement”). The Registration Rights Agreement grants the holders of the Warrants certain registration rights for the shares of Common Stock issuable upon the exercise of the Warrants, including (i) the ability of a holder to request that the Company file a Form S-1 registration statement with respect to at least 40% of the registrable securities held by such holder as of the issuance date of the applicable Warrants on or after (A) October 31, 2019 (assuming the Company is current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on such date) or, (B) if the Company is not current in its reporting obligations under the Exchange Act on October 31, 2019, the first date on which the Company is current in its reporting obligations under the Exchange Act (subject to financial penalties following December 31, 2019), (ii) the ability of a holder to request that the Company file a Form S-3 registration statement with respect to outstanding registrable securities if at any time the Company is eligible to use a Form S-3 registration statement, and (iii) customary piggyback registration rights, subject to certain customary limitations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.3.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s future obligations and covenants. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including the Company’s ability to comply with the covenants and future obligations described herein and other risks. More detailed information about additional risk factors, are set forth in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 under the subheading “Warrants to Purchase Stock” is hereby incorporated by reference to this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Warrant to Purchase Common Stock, dated December 27, 2018, Warrant No. 1

4.2	Warrant to Purchase Common Stock, dated December 27, 2018, Warrant No. 2

4.3	Registration Rights Agreement, dated December 27, 2018, between the Company, OC II FIE V LP and BTC Holdings Fund I, LLC

10.1	Term Loan Credit and Security Agreement, dated December 27, 2018, between the Company, Quantum LTO, the lenders party thereto, and U.S. Bank, National Association, as disbursing and collateral agent

10.2	Amended and Restated Revolving Credit and Security Agreement, dated December 27, 2018, between the Company, Quantum LTO, the lenders party thereto, and PNC Bank, National Association, as administrative agent

99.1	Press Release dated December 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2018	QUANTUM CORPORATION (Registrant)

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Title:	Senior Vice President, General Counsel and Secretary